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Exhibit 23.2

         [LETTERHEAD]

Independent Auditors' Consent

To the Stockholders and
    Board of Directors
Cornerstone Bancshares, Inc.
Chattanooga, Tennessee

        We consent to the incorporation by reference in this Registration Statement of Cornerstone Bancshares, Inc. on Form S-8 of our report dated January 16, 2003, appearing in the Annual Report on Form 10-KSB of Cornerstone Bancshares, Inc. for the year ended December 31, 2002.

/s/  HAZLETT, LEWIS & BIETER, PLLC

Chattanooga, Tennessee
January 26, 2004

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Independent Auditors' Consent